GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2020 RESULTS
- Third Quarter Revenues Were $32.0 Million -
- Total Written Premiums Grew 49% -
- Total Franchises and Corporate Sales Headcount Grew 52% and 60%, Respectively -
- Net Income of $6.7 Million, Adjusted EBITDA of $9.3 Million -
- Raising 2020 Outlook for Total Written Premiums and Revenues -

WESTLAKE, TEXAS - October 29, 2020 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2020. Beginning with the fourth quarter and full year 2019, the Company began reporting results under accounting standard ASC 606. The Company is using the modified retrospective approach to apply ASC 606 and accordingly prior period numbers have not been restated in the Form 10-Q to give effect to the application of ASC 606. A reconciliation of ASC 606 accounting to ASC 605 accounting for 2020 has been provided as a supplemental schedule in this earnings release.

Third Quarter 2020 Highlights
•Revenues grew 51% to $32.0 million in the third quarter of 2020 as recognized under ASC 606, compared to $21.2 million in the third quarter of 2019 as recognized under ASC 605; revenues would have been $30.1 million for the third quarter of 2020 if recognized under ASC 605, representing growth of 42%
•Core Revenues* of $26.4 million as recognized under ASC 606, an increase of 43%; if recognized under ASC 605, Core Revenues increased 45% to $26.7 million
•Net income of $6.7 million; net income attributable to Goosehead Insurance, Inc. of $3.3 million or $0.19 per basic share and $0.17 per diluted share
•Adjusted EPS* of $0.23 per share
•Adjusted EBITDA* of $9.3 million, or 29% of revenues, in the third quarter of 2020 as recognized under ASC 606 or $6.9 million, or 23% of revenues, if recorded under ASC 605
•Total written premiums placed increased 49% from the prior-year period to $301 million
•Policies in force grew 47% from the prior-year period to 657,000
•Corporate sales headcount of 371 was up 60% year-over-year
•Total franchises increased 52% compared to the prior year period to 1,261; total operating franchises grew 41% compared to the prior-year period to 823
*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP are set forth in the reconciliation table accompanying this release.

“Goosehead delivered another phenomenal quarter with sustained high levels of growth, profitability, and high retention driven by world-class client service. Our results continue to validate the substantial and consistent investments we have made in people and technology to improve our already unmatched platform,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “We have remained aggressively on offense and relentlessly externally focused on our clients and partners throughout the unique challenges that 2020 has presented. Independent agency distribution in US personal lines is positioned for future expansion, and our choice model, knowledgeable agents, best-in-class service, and industry leading proprietary technology are providing a superior client experience that we believe will drive continued significant share gains for Goosehead. Given the strength of our results through the first nine months of the year, we are pleased to raise our full-year outlook for total written premium and revenue. I am extremely proud of the determination and tireless focus of our people to continue to deliver for our clients and shareholders in these unprecedented times.”

Third Quarter 2020 Results
For the third quarter of 2020, revenues were $32.0 million, compared to $21.2 million in the corresponding period in 2019. If recognized under ASC 605, revenues would have been $30.1 million for the third quarter of 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $26.4 million, a 43% increase from $18.4 million in the prior year period. If reported under ASC 605, Core Revenues growth would have been 45%. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in corporate agents and operating franchises, productivity improvements in the Franchise Channel, and continued high levels of retention. Total written premiums placed, which is a leading indicator of future revenue growth, grew 49% in the third quarter to $301 million, compared to $202 million in the third quarter of 2019.

Total operating expenses for the third quarter of 2020 were $25.0 million, up 43% from $17.5 million in the prior-year period. The increase from the prior period was primarily due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, franchise sales team, and information systems developers. We also incurred $917 thousand of additional non-cash employee stock compensation expense for options granted in April 2020. The Company continued to invest in our technology roadmap, with enhancements to our client-facing portal and numerous additional carrier integration projects.

Net income for the third quarter of 2020 was $6.7 million. Net income attributable to Goosehead Insurance, Inc. for the third quarter of 2020 was $3.3 million, or $0.19 per basic share and $0.17 per diluted share. Adjusted EPS for the third quarter of 2020, which excludes equity-based compensation, was $0.23 per share. Total Adjusted EBITDA was $9.3 million for the third quarter of 2020, or $6.9 million if reported under ASC 605.

Nine Months 2020 Results
For the nine months ended September 30, 2020, revenues were $82.4 million, compared to $63.7 million in the corresponding period in 2019. If recognized under ASC 605, revenues would have been $82.5 million for the nine months ended September 30, 2020. Core Revenues were $69.3 million, a 39% increase from $49.8 million in the prior year period. If reported under ASC 605, Core Revenues increased 42%.

Net income for the nine months ended September 30, 2020 was $13.8 million. Net income attributable to Goosehead Insurance, Inc. was $6.5 million, or $0.39 per basic share and $0.36 per diluted share. Adjusted EPS, which excludes equity-based compensation, was $0.48 per share for the nine months ended September 30, 2020. Total Adjusted EBITDA was $20.3 million for the nine months ended September 30, 2020, or $19.5 million if reported under ASC 605.

Liquidity and Capital Resources
As of September 30, 2020, the Company had cash and cash equivalents of $20.0 million and an unused line of credit of $19.7 million. Total outstanding term note payable balance was $79.0 million as of September 30, 2020.
Special Dividend
During the quarter ended September 30, 2020, Goosehead Financial, LLC paid a $42 million dividend to holders of LLC Units of record, including Goosehead Insurance, Inc. Goosehead Insurance, Inc.’s Board of Directors also declared a special cash dividend of $1.15 per share (rounded) on the Company’s Class A common stock.
2020 Outlook
Based on our experience to date, the Company is raising its full-year 2020 outlook with respect to total written premiums and revenue:

•Total written premiums placed for 2020 are expected to be between $1.05 billion and $1.07 billion, representing organic growth of 42% on the low end of the range to 45% on the high end of the range.
•Total revenues for 2020 under ASC 606 revenue accounting are expected to be between $109 million and $112 million, representing organic growth of 41% on the low end of the range to 45% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (800) 920-2191 (toll-free) or (212) 231-2927 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 100 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of nine corporate sales offices and over 1,261 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2019, "Part II, Item 1A. Risk Factors" in Goosehead's Quarterly Report on Form 10-Q for the three months ended June 30, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor and Media Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020 [1]	2019 [2]	2020 [1]	2019 [2]
Revenues:
Commissions and agency fees	$19,385	$11,739	$49,444	$38,672
Franchise revenues	12,418	9,261	32,347	24,564
Interest income	212	169	573	452
Total revenues	32,015	21,169	82,364	63,688
Operating Expenses:
Employee compensation and benefits	17,901	11,412	47,308	30,981
General and administrative expenses	5,872	5,169	17,108	13,800
Bad debts	376	399	1,004	1,282
Depreciation and amortization	900	516	2,152	1,391
Total operating expenses	25,049	17,496	67,572	47,454
Income from operations	6,966	3,673	14,792	16,234
Other Income (Expense):
Other income	10	—	76	—
Interest expense	(582)	(609)	(1,665)	(1,861)
Income before taxes	6,394	3,064	13,203	14,373
Tax expense (benefit)	(331)	301	(612)	1,475
Net income	6,725	2,763	13,815	12,898
Less: net income attributable to non-controlling interests	3,458	1,765	7,325	8,525
Net income attributable to Goosehead Insurance, Inc.	$3,267	$998	$6,490	$4,373
Earnings per share:
Basic	$0.19	$0.07	$0.39	$0.30
Diluted	$0.17	$0.06	$0.36	$0.27
Weighted average shares of Class A common stock outstanding
Basic	17,376	15,140	16,466	14,746
Diluted	18,915	16,451	17,926	15,936

Dividends declared per share	$1.15	$—	$1.15	$0.41

(1) - The three and nine months ended September 30, 2020 are reported under ASC 606
(2) - The three and nine months ended September 30, 2019 are reported under ASC 605

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$7,931	$8,044	$6,056
Renewal Royalty Fees(2)	8,117	8,230	5,295
New Business Commissions(1)	4,790	4,849	3,294
New Business Royalty Fees(2)	3,090	3,074	1,994
Agency Fees(1)	2,491	2,535	1,782
Total Core Revenue	26,419	26,732	18,421
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,152	3,045	1,935
Interest Income	212	212	169
Total Cost Recovery Revenue	1,364	3,257	2,104
Ancillary Revenue:
Contingent Commissions(1)	4,173	2	607
Other Income(2)	59	59	37
Total Ancillary Revenue	4,232	61	644
Total Revenues	32,015	30,050	21,169
Operating Expenses:
Employee compensation and benefits	17,901	18,055	11,412
General and administrative expenses	5,872	5,872	5,169
Bad debts	376	681	399
Depreciation and amortization	900	900	516
Total operating expenses	25,049	25,508	17,496
Income from operations	6,966	4,542	3,673
Other Income (Expense):
Other income	10	10	0
Interest expense	(582)	(582)	(609)
Income before taxes	6,394	3,970	3,064
Tax (benefit) expense	(331)	(689)	301
Net Income	6,725	4,659	2,763
Less: net income attributable to non-controlling interests	3,458	2,084	1,765
Net Income attributable to Goosehead Insurance Inc.	$3,267	$2,575	$998

Earnings per share:
Basic	$0.19	$0.15	$0.07
Diluted	$0.17	$0.14	$0.06
Weighted average shares of Class A common stock outstanding
Basic	17,376	17,376	15,140
Diluted	18,915	18,915	16,451
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2020
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2019.

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$21,382	$21,900	$16,744
Renewal Royalty Fees(2)	21,406	21,799	14,120
New Business Commissions(1)	12,452	12,583	8,766
New Business Royalty Fees(2)	7,737	7,812	5,213
Agency Fees(1)	6,362	6,874	4,959
Total Core Revenue	69,339	70,968	49,802
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,031	6,960	5,160
Interest Income	573	573	452
Total Cost Recovery Revenue	3,604	7,533	5,612
Ancillary Revenue:
Contingent Commissions(1)	9,248	3,826	8,203
Other Income(2)	173	173	71
Total Ancillary Revenue	9,421	3,999	8,274
Total Revenues	82,364	82,500	63,688
Operating Expenses:
Employee compensation and benefits	47,308	47,612	30,981
General and administrative expenses	17,108	17,108	13,800
Bad debts	1,004	1,606	1,282
Depreciation and amortization	2,152	2,152	1,391
Total operating expenses	67,572	68,478	47,454
Income from operations	14,792	14,022	16,234
Other Income (Expense):
Other income	76	76	—
Interest expense	(1,665)	(1,665)	(1,861)
Income before taxes	13,203	12,433	14,373
Tax (benefit) expense	(612)	(784)	1,475
Net Income	13,815	13,217	12,898
Less: net income attributable to non-controlling interests	7,325	6,866	8,525
Net Income attributable to Goosehead Insurance Inc.	$6,490	$6,351	$4,373

Earnings per share:
Basic	$0.39	$0.38	$0.30
Diluted	$0.36	$0.36	$0.27
Weighted average shares of Class A common stock outstanding
Basic	16,466	16,466	14,746
Diluted	17,926	17,926	15,936
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2019.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30, 2020
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$7,931	$—	$7,931
Renewal Royalty Fees(2)	8,117	—	—	8,117
New Business Commissions(1)	—	4,790	—	4,790
New Business Royalty Fees(2)	3,090	—	—	3,090
Agency Fees(1)	—	2,491	—	2,491
Total Core Revenue	11,207	15,212	—	26,419
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,152	—	—	1,152
Interest Income	212	—	—	212
Total Cost Recovery Revenue	1,364	—	—	1,364
Ancillary Revenue:
Contingent Commissions(1)	2,662	1,511	—	4,173
Other Income(2)	59	—	—	59
Total Ancillary Revenue	2,721	1,511	—	4,232
Total Revenues	15,292	16,723	—	32,015
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	6,552	9,933	—	16,485
General and administrative expenses	2,329	2,781	762	5,872
Bad debts	45	331	—	376
Total Operating Expenses	8,926	13,045	762	22,733
Adjusted EBITDA	6,366	3,678	(762)	9,282
Other income (expense)	10	—	—	10
Equity based compensation	—	—	(1,416)	(1,416)
Interest expense	—	—	(582)	(582)
Depreciation and amortization	(473)	(427)	—	(900)
Income tax benefit	—	—	331	331
Net income	$5,903	$3,251	$(2,429)	$6,725
September 30, 2020:
Total Assets	$40,578	$24,977	$54,399	$119,954

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2020.

(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2019.

	Nine months ended September 30, 2020
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	21,382	$—	$21,382
Renewal Royalty Fees(2)	21,406	—	—	21,406
New Business Commissions(1)	—	12,452	—	12,452
New Business Royalty Fees(2)	7,737	—	—	7,737
Agency Fees(1)	—	6,362	—	6,362
Total Core Revenue	29,143	40,196	—	69,339
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,031	—	—	3,031
Interest Income	573	—	—	573
Total Cost Recovery Revenue	3,604	—	—	3,604
Ancillary Revenue:
Contingent Commissions(1)	6,130	3,118	—	9,248
Other Income(2)	173	—	—	173
Total Ancillary Revenue	6,303	3,118	—	9,421
Total Revenues	39,050	43,314	—	82,364
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	18,413	25,565	—	43,978
General and administrative expenses	6,488	8,111	2,509	17,108
Bad debts	182	822	—	1,004
Total Operating Expenses	25,083	34,498	2,509	62,090
Adjusted EBITDA	13,967	8,816	(2,509)	20,274
Other income (expense)	76	—	—	76
Equity based compensation	—	—	(3,330)	(3,330)
Interest expense	—	—	(1,665)	(1,665)
Depreciation and amortization	(1,182)	(970)	—	(2,152)
Income tax benefit	—	—	612	612
Net income	$12,861	$7,846	$(6,892)	$13,815
September 30, 2020:
Total Assets	$40,578	$24,977	$54,399	$119,954

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2019.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$19,957	$14,337
Restricted cash	1,378	923
Commissions and agency fees receivable, net	11,793	6,884
Receivable from franchisees, net	2,414	2,602
Prepaid expenses	3,903	1,987
Total current assets	39,445	26,733
Receivable from franchisees, net of current portion	15,023	11,014
Property and equipment, net of accumulated depreciation	12,365	9,542
Intangible assets, net of accumulated amortization	554	445
Deferred income taxes, net	48,777	15,537
Other assets	3,790	1,357
Total assets	$119,954	$64,628
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$5,210	$5,033
Premiums payable	1,378	923
Deferred rent	881	683
Contract liabilities	3,729	2,771
Note payable	3,000	4,000
Total current liabilities	14,198	13,410
Deferred rent, net of current portion	7,507	6,681
Note payable, net of current portion	80,332	42,161
Contract liabilities, net of current portion	25,855	20,024
Liabilities under tax receivable agreement, net of current portion	41,494	13,359
Total liabilities	169,386	95,635
Commitments and contingencies (see note 8)
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 17,499 shares issued and outstanding as of September 30, 2020, 15,238 shares issued and outstanding as of December 31, 2019	175	152
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 19,158 issued and outstanding as of September 30, 2020, 21,055 shares issued and outstanding as of December 31, 2019	191	210
Additional paid in capital	24,601	14,442
Accumulated deficit	(37,102)	(23,811)
Total stockholders' equity	(12,135)	(9,007)
Non-controlling interests	(37,297)	(22,000)
Total equity	(49,432)	(31,007)
Total liabilities and equity	$119,954	$64,628

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Total Revenues	$32,015	$30,050	$21,169

Core Revenue:
Renewal Commissions(1)	$7,931	$8,044	$6,056
Renewal Royalty Fees(2)	8,117	8,230	5,295
New Business Commissions(1)	4,790	4,849	3,294
New Business Royalty Fees(2)	3,090	3,074	1,994
Agency Fees(1)	2,491	2,535	1,782
Total Core Revenue	26,419	26,732	18,421
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,152	3,045	1,935
Interest Income	212	212	169
Total Cost Recovery Revenue	1,364	3,257	2,104
Ancillary Revenue:
Contingent Commissions(1)	4,173	2	607
Other Income(2)	59	59	37
Total Ancillary Revenue	4,232	61	644
Total Revenues	$32,015	$30,050	$21,169
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income.

	Nine Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Total Revenues	$82,364	$82,500	$63,688

Core Revenue:
Renewal Commissions(1)	$21,382	$21,900	$16,744
Renewal Royalty Fees(2)	21,406	21,799	14,120
New Business Commissions(1)	12,452	12,583	8,766
New Business Royalty Fees(2)	7,737	7,812	5,213
Agency Fees(1)	6,362	6,874	4,959
Total Core Revenue	69,339	70,968	49,802
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,031	6,960	5,160
Interest Income	573	573	452
Total Cost Recovery Revenue	3,604	7,533	5,612
Ancillary Revenue:
Contingent Commissions(1)	9,248	3,826	8,203
Other Income(2)	173	173	71
Total Ancillary Revenue	9,421	3,999	8,274
Total Revenues	$82,364	$82,500	$63,688
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of income.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Condensed Consolidated statements of income.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Net income	$6,725	$4,659	$2,763
Interest expense	582	582	609
Depreciation and amortization	900	900	516
Tax expense	(331)	(689)	301
Equity-based compensation	1,416	1,416	396
Other (income) expense	(10)	(10)	—
Adjusted EBITDA	$9,282	$6,858	$4,585
Adjusted EBITDA Margin(1)	29%	23%	22%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($9,282/$32,015), ($6,858/$30,050) and ($4,585/$21,169) for the three months ended September 30, 2020 (ASC 606 and 605, respectively) and 2019.

	Nine Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Net income	$13,815	$13,215	$12,898
Interest expense	1,665	1,665	1,861
Depreciation and amortization	2,152	2,152	1,391
Tax expense	(612)	(784)	1,475
Equity-based compensation	3,330	3,330	1,131
Other (income) expense	(76)	(76)	—
Adjusted EBITDA	$20,274	$19,502	$18,756
Adjusted EBITDA Margin(1)	25%	24%	29%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($20,274/$82,364), ($19,502/$82,500) and ($18,756/$63,688) for the nine months ended September 30, 2020 (ASC 606 and 605, respectively) and 2019.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Earnings per share - basic (GAAP)	$0.19	$0.15	$0.07
Add: equity-based compensation(1)	0.04	0.04	0.01
Adjusted EPS (non-GAAP)	$0.23	$0.19	$0.08
(1) Calculated as equity-based compensation divided by sum of the weighted average Class A and Class B shares [ $1.4 million / ( 17.4 million + 19.2 million )] for the three months ended September 30, 2020 and [ $396 thousand / ( 15.1 million + 21.1 million )] for the three months ended September 30, 2019.

	Nine Months Ended September 30,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Earnings per share - basic (GAAP)	$0.39	$0.38	$0.30
Add: equity-based compensation(1)	0.09	0.09	0.03
Adjusted EPS (non-GAAP)	$0.48	$0.47	$0.33
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $3.3 million / ( 16.4 million + 20.1 million )] for the nine months ended September 30, 2020 and [ $1.1 million / ( $14.7 million + $21.5 million )] for the three months ended September 30, 2019.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2020	December 31, 2019	September 30, 2019
Corporate sales agents < 1 year tenured	222	141	122
Corporate sales agents > 1 year tenured	149	107	110
Operating franchises < 1 year tenured (TX)	36	18	20
Operating franchises > 1 year tenured (TX)	183	180	177
Operating franchises < 1 year tenured (Non-TX)	266	215	209
Operating franchises > 1 year tenured (Non-TX)	338	201	177
Policies in Force (in thousands)	657,000	482,000	448,000
Client Retention	88%	88%	88%
Premium Retention	90%	91%	92%
QTD Written Premium (in thousands)	$301,037	$196,025	$202,082
Net Promoter Score ("NPS")	91	89	90